Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of February 17, 2016 by and among HERITAGE BANK OF COMMERCE (“Bank”), TELKONET, INC., and ETHOSTREAM LLC (“Borrowers, “ and each, a “Borrower”).

RECITALS

A. Borrowers and Bank are parties in that certain Loan and Security Agreement dated as of September 30, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Agreement”).

B. Borrowers have asked to amend the Agreement. Bank is willing to do so, on the terms and conditions and in reliance upon the representations and warranties set forth in this Amendment.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

2. Amendments to Agreement.

2.1 The defined term “Revolving Maturity Date” is amended to read as follows:

“Revolving Maturity Date” means September 30, 2018, subject to Section 6.9(c).

2.2 Section 2.5(b) is amended to read as follows:

(b) Renewal Fee. On each anniversary of the Closing Date prior to (but not including) the Revolving Maturity Date, a renewal fee equal to Ten Thousand Dollars ($10,000), which shall be nonrefundable.

2.3 Clauses (b) and (c) of Section 6.9 are amended to read as follows:

(b) 2016 EBITDA. Borrowers shall achieve a year-to-date EBITDA of at least the levels set forth below for the fiscal quarter periods indicated:

Fiscal Quarter Ending	Minimum Required YTD EBITDA
March 31, 2016	($636,000)
June 30, 2016	($32,000)
September 30, 2016	$291,000
December 31, 2016	$521,000

Notwithstanding the foregoing, if Borrowers deviate from the required levels by an amount that is less than $100,000, Borrowers shall be deemed in compliance with Section 6.9(b).

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(c) Future EBITDA. On or before November 30 of each year, Borrowers and Bank shall agree upon mutually agreeable EBITDA covenant levels for Section 6.9(b) for the next calendar year. It is understood that EBITDA shall be measured year to date. For example, EBITDA for the first quarter of 2016 shall be EBITDA for the period January 1, 2016 through and including March 31, 2016 and EBITDA for the second quarter of 2016 shall be EBITDA for the period January 1, 2016 through and including June 30, 2016. If Bank and Borrowers do not, on or before January 15, 2017, establish a mutually acceptable EBITDA level in respect of the covenant set forth in Section 6.9(b) for 2017, then the Revolving Maturity Date shall be February 15, 2017; and if Bank and Borrowers do not, on or before January 15, 2018, establish a mutual acceptable EBITDA level in respect of such covenant, than the Revolving Maturity Date shall be February 15, 2018.

3. The Agreement, as amended hereby,shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrowers ratify and reaffirm the continuing effectiveness of all agreements entered into in connection with the Agreement.

4. Borrowers represent and warrant that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) payment of all Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

“Borrowers”

TELKONET, INC.

By: /s/ Jason L. Tienor

Name: Jason L. Tienor

Title: CEO

ETHOSTREAM, LLC

By: /s/ Jason L. Tienor

Name: Jason L. Tienor

Title: CEO

“Bank”

HERITAGE BANK OF COMMERCE

By: /s/ Karla Schrader

Name: Karla Schrader

Title: VP

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